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                                                                    EXHIBIT 10.8

                         EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement"), is made and entered into as of the 2nd day of January, 2004 by and between NORD RESOURCES CORPORATION, a Delaware corporation (the "Company") and ERLAND ANDERSON, an adult individual residing in the county of Pima, State of Arizona (the "Executive").

                                   WITNESSETH

WHEREAS, the Executive has been serving as the President of the Company, the parties hereto desire to continue such employment, and the Company and Executive desire to enter into this Agreement memorializing the terms of such employment, in each case subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

SECTION 1. DEFINITIONS.

Unless otherwise defined herein, the following terms shall have the meanings indicated below:

(a) "Accrued Obligations" shall mean (i) all accrued but unpaid Base Salary through the date of termination of Executive's employment, (ii) any unpaid bonus in respect of any completed fiscal year which has been declared by the Board prior to the date of termination of Executive's employment, or (iii) any unpaid or unreimbursed permitted expenses incurred in accordance with Section 6 below.

(b) "Affiliate" means any corporation which controls, is controlled by or is under common control with, the Company.

(c) "Base Salary" shall mean the salary provided for in 4(a) below including, without limitation, any increased salary granted to Executive pursuant to 4(a) below.

(d) "Board" shall mean the Board of Directors of the Company.

(e) "Cause" shall mean (i) Executive's failure (except where due to a Disability), neglect or refusal to perform his duties hereunder for a period of forty-five (45) consecutive days, or ninety (90) days within a single twelve-month period; (ii) any willful or. intentional act of Executive that has the effect of injuring the reputation or business of the Company or any Affiliate in any material respect; (iii) any determination or finding by the Board of consistent drunkenness by Executive, or his illegal use of narcotics, which is or could reasonably be expected to become, materially injurious to the reputation or business of the Company or any Affiliate, or which impairs, or could reasonably be expected to impair, his judgment or the performance of Executive's duties hereunder; (iv) a conviction of, or plea of guilty or nolo contendere to, the commission of a felony by Executive; (v) the commission by Executive of any act of fraud or

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embezzlement against the Company or any Affiliate; or (vi) Executive's breach of any material provision of this Agreement and/or the Confidentiality Agreement.

(f) "Commencement Date" shall mean January 2, 2004.

(g) "Confidentiality Agreement" shall mean that certain Confidentiality, Noncompetition and Nonsolicitation Agreement, in the form attached hereto as Exhibit A.

(h) "Disability" shall mean any physical or mental disability or infirmity that prevents the performance of Executive's duties for a period of (i) ninety (90) consecutive days or (ii) one hundred twenty (120) non-consecutive days during any twelve (12) month period. Such Disability will entitle the Company to terminate Executive's employment immediately by written notice. Any question as to the existence, extent or potentiality of Executive's Disability upon which Executive and the Company cannot agree shall be determined by a qualified, independent physician selected by the Company and approved by Executive (which approval shall not be unreasonably withheld). The determination of any such physician shall be final and conclusive for all purposes of this Agreement.

(i) "Good Reason" shall mean, without Executive's written consent (which may be given or withheld in his sole discretion (i) a material breach of this Agreement by the Company which is not cured within sixty (60) days of the date of notice to the Company (as described herein); (ii) if the Company (A) requires Executive to relocate his office to a location outside of Pima County, Arizona and more than 25 miles from Pima County, Arizona; or (B) reassigns Executive to a position of lesser rank, or status or reduces or materially changes Executive's responsibilities to the Company, or requires that Executive report to or take direction from anyone other than the Board of Directors of Company; or (iii) any reduction in the Base Salary, any cash bonus or equity-based. compensation plan previously adopted, implemented or in effect at the Company; and any reduction in the employee benefits enjoyed by Executive, to the extent such reduction in benefits is not borne equally by all employees who enjoy such benefits at the time or thereafter.

(j) "Term of Employment" shall mean the period specified in Section 2 below.

SECTION 2. ACCEPTANCE AND TERM OF EMPLOYMENT.

The Company agrees to employ Executive, and Executive agrees to serve the Company, on the terms and conditions set forth herein. Unless sooner terminated as provided in Section 7 hereof, the Term of Employment shall commence on the Commencement Date and shall continue for the period ending one day prior to the third (3rd) anniversary of the Commencement Date. Subject to Section 7 hereof, the Term of Employment shall be extended automatically, without further action by either party, for successive periods of one additional year, on the third
(3rd) anniversary of the Commencement Date and on each succeeding anniversary date thereafter unless, not later than ninety (90) days prior to the end of the Term of Employment (including any prior extension thereof), either the Company or Executive shall have notified the other in writing of his or its intention not to renew this Agreement. Upon notice of non-extension, Executive's employment hereunder shall terminate at the close of business on the last day of the Term of Employment.

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SECTION 3. POSITION. DUTIES AND RESPONSIBILITIES. PLACE OF PERFORMANCE.

(a) During the Term of Employment, Executive shall be employed and serve as the President of the Company, and shall have such duties as are typically associated with such title. During the Term of Employment, Executive shall report directly to the Board of Directors.

(b) Executive's duties shall be comprised of such matters as are customarily performed by someone serving in his position for a publicly-traded holding including such matters as may be reasonably directed by the Board of Directors of the Company from time to time during the Term of Ernployment.

(c) Executive shall devote his full business time, attention, skill and best efforts to the performance of his duties under this Agreement and shall not engage in any other business or occupation during the Term of Employment (provided, however, that it is anticipated that Executive may enter into individual agreements with companies affiliated with the Company with the Company's consent). Notwithstanding the foregoing, nothing herein shall preclude Executive from (i) serving, as a member of the board of directors or advisory boards (or their equivalents in the case of a non-corporate entity) of non-competing businesses and charitable organizations, (ii) engaging in charitable activities and community affairs, and (iii) managing his personal investments and affairs; provided, however, that the activities set out in clauses (i), (ii) and (iii) above shall be limited by Executive so as not materially to interfere, individually or in the aggregate, with the performance of his duties and responsibilities hereunder, or to compete, directly or indirectly with the business of the Company or any Affiliate.

(d) Executive's principal place of employment shall be in Pima County, Arizona, although Executive understands and agrees that he will be required to travel from time to time for business reasons (including as reasonably required to the Company's principal place of business in Dragoon, AZ, or such other business locations as may be established by the Company from time to time during the Term of Employment).

SECTION 4. COMPENSATION.

During the Term of Employment, Executive shall be entitled to the following compensation:

(a) Base Salary. Executive shall be paid an annualized Base Salary, payable in accordance with the regular payroll practices of the Company, of One Hundred and Fifty Thousand Dollars ($150,000), with such increases, if any, as may be approved in writing by, and at the discretion of, the Board from time to time during the Term of Employment. The Board shall review Executive's Base Salary at least annually to determine increases, but in no event decreases, in such Base Salary.

(b) Bonuses. From time to time during the Term of Employment, the Board in its sole discretion may, but shall not be obligated to, award financial bonuses to Executive to reward exemplary service on behalf of the Company. Any such award shall be declared by Board authorization, which shall set the amount, timing and manner of payment of any such bonuses.

(c) Incentive Stock Options. At such time as the Company shall adopt a formal Incentive Stock Option Plan, the Executive shall be entitled to participate therein.

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SECTION 5. EMPLOYEE BENEFITS.

During the Term of Employment, Executive shall be entitled to participate in all health, insurance, disability insurance, retirement and other benefits provided to other senior executives of the Company pursuant to Board authorization. Executive shall also be entitled to the same number of holidays, vacation, sick days and other benefits as are generally allowed to senior executives of the Company in accordance with Company policies in effect from time to time.

SECTION 6. REIMBURSEMENT OF BUSINESS EXPENSES.

Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement and the Company shall promptly reimburse him for all business expenses incurred in connection with carrying out the business of the Company, subject to documentation in accordance with the Company's policies as then in effect. Unless otherwise agreed in advance by the Company, all domestic travel less than three hours in duration for Company business shall be done at coach rates. Domestic travel three hours or more in duration and international travel may, at the Executive's discretion, be at business or first class rates, whichever class is available.

SECTION 7. TERMINATION OF EMPLOYMENT.

(a) General. The Term of Employment shall terminate earlier than as. provided in
Section 2 hereof upon the earliest to occur of: (i) a termination of Executive's employment due to Executive's death, (ii) a termination of Executive's employment by reason of a Disability, (iii) a termination by the Company with or without Cause, or (iv) a termination by Executive with or without Good Reason. In the event of termination of Executive's employment for any reason, at the Company's request, the Executive shall resign from the Board of Directors of the Company to the extent he is then serving on it.

(b) Termination Due to Death or Disability. In the event Executive's employment is terminated due to his death or Disability, Executive, his estate or his beneficiaries, as the case may be, shall be entitled to the Accrued Obligations, if any.

(c) Termination by the Company for Cause.

     (i) A termination for Cause shall not take effect unless the provisions of this subsection (i) are complied with. Executive shall be given not less than fifteen (15) days written notice by the Board of the intention to terminate him for Cause, such notice to state in reasonable detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Cause is based. Executive shall have fifteen (15) days after the date that such written notice has been given to Executive in which to cure such conduct, to the extent such cure is possible. If he fails to cure such conduct, the termination shall be effective on the date immediately following the expiration of the ten
     (10) day notice period. If no such cure is reasonably possible by Executive (i.e., in the case of a breach of the Confidentiality Agreement), then such termination shall be effective immediately upon the receipt of notice by the Executive.

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     (ii) In the event the Company terminates Executive's employment for Cause, he shall be entitled only to the Accrued Obligations, and the Company shall have no further liability to the Executive hereunder.

(d) Termination By The Company Without Cause. The Company may terminate Executive's employment without Cause, effective upon Executive's receipt of written notice of such termination. In the event Executive's employment is terminated by the Company without Cause (other than due to death or Disability), Executive shall be entitled to:

     (i) the Accrued Obligations, if any;

     (ii) continuation of Base Salary for the greater of: (A) the remainder of the Term of Employment (assuming (I) no termination of Executive's employment had occurred, and (II) no additional renewal of the Term of Employment occurs following the date of termination) and (B) twelve (12) months (the "Severance Term"), payable in accordance with the Company's then-existing payroll practices; and

     (iii) should Executive be eligible for and elect to continue his health insurance pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") following the date of such termination, payment of COBRA premiums until the earlier of: (A) expiration of the Severance Term, or (b) the date Executive commences employment with any person or entity and, thus, is eligible for health insurance benefits at least as favorable as those provided by the Company.

(e) Termination by the Executive for Good Reason. Executive may terminate his employment for Good Reason by providing the Company thirty (30) days' written notice, setting forth in reasonable specificity the event(s) constituting Good Reason, within sixty (60) days of the occurrence of such event. During such thirty (30) day notice period, the Company shall have a cure right (if curable), and if not cured within such period, Executive's termination will be effective upon the expiration of such cure period (and, if not curable, then Executive's termination shall be effective as of the date of the Company's receipt of his notice therefor), and Executive shall be entitled to the same payments and benefits as provided in Section 4( d) above for a termination without Cause.

(f) Termination by Executive Without Good Reason. Executive may terminate his employment without Good Reason by providing the Company sixty (60) days' written notice in advance of such termination. In the event of a termination of employment by Executive under this Section 4(f), Executive shall have the same entitlements as are provided in Section 4(c)(ii) above for a termination by the Company for Cause. In the event of termination of Executive's employment under this subsection (f), the Company may, in its sole and absolute discretion, at any time after notice of termination has been given by Executive, terminate this Agreement, provided that the Company shall continue to pay to Executive his then current Base Salary and continue benefits provided pursuant to (b)5 for the duration of the unexpired notice period.

(g) Termination Following a Change in Control.

     (i) If at anytime following a Change in Control the Company shall elect to terminate Executive's employment for any reason other than those specified in Sections

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     7(b) or 7(c), it shall provide written notice of such termination to the
     Executive. The Executive may also terminate his employment with the Company following a Change in Control by delivering written notice to the Company within sixty (60) days following the occurrence of such Change in Control. In either case, but subject to the execution and delivery by Executive and the Company of a mutual and general release of claims, the Company shall provide to Executive the following:

          (A) the Accrued Obligations, payable in a lump sum within 60 (sixty) days following termination of employment;

          (B) an amount equal to three times his Base Salary, payable in a lump sum within 60 days following termination of employment;

          (C) if the Executive elects continuation of coverage of medical and dental benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), the Company will pay 100% such premiums for the first 18 months of coverage; and

          (D) payment of premiums necessary for continuation of any Supplemental Disability Policy or, at the election of the Company, a lump sum amount equal to the aggregate premiums to be paid thereon, in either case for a period of 18 months following the effective date of termination.

     Other than payment of such amounts, the Company shall have no further obligations under this Agreement.

     (ii) For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if:

          (A) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportion as the ownership of stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities; or

          (B) individuals who, as of the Effective Date, constituting then presiding Board of Directors (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the then Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation

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          14A under the Exchange Act) shall be, for' purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

          (C) a merger or consolidation of the Company with any other corporation occurs, other than (I) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (II) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

          (D) the consummation of the sale or disposition by the Company of all or substantially all of the Company's assets or the shareholders of the Company approve a plan of complete liquidation of the Company.

(h) No Duty to Mitigate Losses. Executive shall have no duty to find new employment following the termination of his employment under circumstances which require the Company to pay any amount to executive pursuant to this Section 7. Any salary or remuneration received by Executive from a third party for the providing of personal services (whether by employment or by functioning as an independent contractor) following the termination of his employment with the Company shall not reduce the Company's obligation to make a payment to Executive (or the amount of such payment) pursuant to the terms of said Section 7, other than as specifically set forth in Section 7(d)(iii) with respect to health Insurance.

(i) Expiration of the Term of Employment. Notwithstanding anything herein to the contrary, in no event shall any termination by reason of expiration of the Term of Employment pursuant to Section 2 hereof constitute a termination without Cause hereunder and, upon such expiration, Executive shall have the same entitlements as are provided in Section 4(c)(ii) above for a termination by the Company for Cause. Notwithstanding the foregoing, in no event shall a notice of nonrenewal of the Term of Employment by Executive pursuant to Section 2 hereof in and of itself constitute Cause.

(j) Release. Notwithstanding any provision herein to the contrary, the Company may require, prior to payment of any amount or provision of any benefit pursuant to Sections 7(d) or 7(e) or 7(g) of this Agreement, that Executive execute a complete and mutual release of the Company and its affiliates and related parties in such form as is reasonably required by the Company, and any waiting periods contained in such release shall have expired.

SECTION 8. CONFIDENTIALITY AGREEMENT: ASSIGNMENT OF INTELLECTUAL PROPERTY
RIGHTS.

(a) As a condition to his employment pursuant to this Agreement, Executive shall sign the Confidentiality Agreement. Executive hereby represents and warrants to the Company that he will comply with all obligations under the Confidentiality Agreement and further agrees that the

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provisions of the Confidentiality Agreement shall survive any termination of this Agreement or of Executive's employment or subsequent service relationship with the Company, if any.

(b) Executive agrees that during the Employment Term he will promptly disclose, in writing, all information, ideas, concepts, improvements, discoveries and inventions, whether patentable or not, and whether or not reduced to practice, which are conceived, developed, made or acquired by the Company, either individually, or jointly with others, and which relate to the business, products or services of the Company, or any of its subsidiaries or affiliates, irrespective of whether such information, idea, concept, improvement, discovery or invention was conceived, developed, discovered or acquired by Executive on the job, or elsewhere (collectively, the "Inventions"). The Company and Executive have agreed as follows regarding the Inventions:

     (i) All Inventions are, and shall be, the property of the Company. In this context, all drawings, memoranda, notes, records, files, correspondence, manuals, models, specifications, computer programs, maps and all other writings, or materials of any time embodying any such Inventions are and shall be the sole and exclusive property of the Company.

     (ii) Executive hereby specifically sells, assigns and transfers to the Company all of his worldwide right, title and interest in and to all such Inventions, and any United States or foreign applications for patents, inventor's certificates or other industrial rights that may be filed thereon, including divisions, continuations, continuations-in-part, reissues. and/or extensions thereof, and applications for registration of any names and marks included therewith. Both during the Employment Term and thereafter, Executive shall assist the Company and its nominees at all times in the protection of such Inventions, both in the United States and all foreign countries, including but not limited to, the execution of all lawful oaths and all assignment documents, not inconsistent with this Agreement, requested by the Company, or its nominee in connection with the preparation, prosecution, issuance or enforcement of any applications for United States or foreign letters patent, including divisions, continuations, continuations-in-part, reissue, and/or extensions thereof, and any application for the registration of names and marks included therewith.

     (iii) Moreover, if during the Employment Term, Executive creates any original work of authorship which is the subject matter of copyright relating to the Company's business, products, or services, whether such work is created solely by Executive or jointly with others, the Company shall be deemed the author of such work if the work is prepared by Executive in the scope of his employment; or, if the work is not prepared by Executive within the scope of his employment, but is specifically ordered by the Company as a contribution to a collective work, as a part of a motion picture or other audiovisual work, as a translation, as a supplementary work, as a compilation or as an instructional text, then the work shall be considered to be a work made for hire and the Company shall be the author of the work. In the event such work is neither prepared by the Executive within the scope of his employment or is not a work specially ordered and deemed to be a work made for hire, then Executive hereby agrees to assign, and by these presents, does assign, to the Company an undivided one-half interest in and to all of Executive's worldwide right, title and interest in and to the work and all rights or

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     copyright therein, including but not limited to, the execution of all formal assignment documents requested by the Company or its nominee, not inconsistent with this Agreement, and the execution of all lawful oaths and applications for registration of copyright in the United States and foreign countries.

SECTION 9. REPRESENTATIONS. WARRANTIES AND COVENANTS OF EXECUTIVE.

Executive represents and covenants to the Company as follows:

(a) Executive is entering into this Agreement voluntarily and that his employment hereunder and compliance with the terms and conditions hereof will not conflict with or result in the breach by him of any agreement or understanding to which he is a party or by which he may be bound;

(b) he has not, and in connection with his employment with the Company will not, violate any non-solicitation or other similar covenant or agreement by which he is or may be bound; and

(c) he has not, and in connection with his employment with the Company he will not use any confidential or proprietary information he may have obtained in connection with his employment by any prior employer.

SECTION 10. TAXES.

The Company may 'withhold :from any payments made under this Agreement all applicable taxes, including but not limited to income, employment and social insurance taxes, as required by law.

SECTION 11: EXCISE TAXES

Anything in this Agreement to the contrary notwithstanding, if any payment or benefit to which the Executive is entitled from the Company (the "Payments," which will include the vesting of stock awards or other benefit or property) is more likely than not to be subject to the tax imposed by section 4999 of the Internal Revenue Code of 1986, as amended (or any successor provision to that section), the Payments shall be reduced to the extent required to avoid application of such tax. The Executive will be entitled to select the order in which Payments are to be reduced in accordance with the preceding sentence. Determination of whether Payments would result in the application of the tax imposed under Section 4999, and the amount of reduction that is necessary so that no such tax is applied, shall be made, at the Company's expense, by the independent accounting firm employed by the Company immediately prior to the occurrence of any change in control of the Company which will result in the imposition of such tax.

SECTION 12. SUCCESSORS AND ASSIGNS~ NO THIRD-PARTY BENEFICIARIES.

(a) The Company. This Agreement shall inure to the benefit of and be enforceable by, and may be assigned by the Company to, any purchaser of all or substantially all of the Company's business or assets, any successor to the Company or any assignee thereof (whether direct or indirect, by purchase, merger, consolidation or otherwise). The Company will require any such purchaser, successor or assignee to expressly assume and agree to perform this Agreement in the

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                                      -10-


same manner and to the same extent that the Company would be required to perform it if no such purchase, succession or assignment had taken place.

(b) Executive. Executive's rights and obligations under this Agreement shall not be transferable by Executive by assignment or otherwise, without the prior written consent of the Company; provided, however, that if Executive shall die, all amounts then payable to Executive hereunder shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee or other designee or, if there be no such designee, to Executive's estate.

SECTION 13. WAIVER AND AMENDMENTS.

Any waiver, alteration, amendment or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company's behalf by the Board. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

SECTION 14. SEVERABILITY..

If any covenants or such other provisions of this Agreement are found to be invalid or unenforceable by a final determination of a court of competent jurisdiction (a) the remaining terms and provisions hereof shall be unimpaired and (b) the invalid or unenforceable term or provision hereof shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision hereof.

SECTION 15. GOVERNING LAW; VENUE.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Arizona applicable to the performance and enforcement of contracts made wholly within the state, without giving effect to the law of conflicts of laws applied thereby. In the event that any dispute shall occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Agreement, the parties hereby agree to accept the exclusive jurisdiction of the Courts of the State of Arizona. In the event that either party shall be forced to bring any legal action to protect or defend its rights hereunder, then the prevailing party in such proceeding shall be entitled to reimbursement from the non-prevailing party of all fees, costs and other expenses (including, without limitation, the reasonable expenses of its attorneys) in bringing or defending against such action.

SECTION 16. NOTICES.

(a) Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided, provided that, unless and until some other address be so designated, all notices or communications by Executive to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to Executive may

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                                      -11-


be given to Executive personally or may be mailed to Executive at Executive's last known address, as reflected in the Company's records.

(b) Any notice so addressed shall be deemed to be given: (i) if delivered by hand or sent by facsimile or e-mail. (and subject to an electronic receipt or other proof of transmission thereof, on the date of such delivery or transmission; (ii) if mailed by courier or by overnight mail, on the first business day following the date of such mailing; and (iii) if mailed by registered or certified mail, on the third business day after the date of such mailing.

SECTION 17. SECTION HEADINGS.

The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof, affect the meaning or interpretation of this Agreement or of any term or provision hereof.

SECTION 18. ENTIRE AGREEMENT.

This Agreement, together with any exhibits attached hereto, constitutes the entire understanding and agreement of the parties hereto regarding the employment of Executive. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement.

SECTION 19. SURVIVAL OF OPERATIVE SECTIONS.

Upon any termination of Executive's employment, the provisions of Sections 7 through 19 of this Agreement shall survive to the extent necessary to give effect to the provisions thereof.

SECTION 20. COUNTERPARTS; FACSIMILES.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimiles containing original signatures shall be deemed for all purposes to be originally-signed copies of the documents which are the subject of such facsimiles.

                  [SIGNATURES TO APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year first above written.

                                        THE COMPANY:

                                        NORD RESOURCES CORPORATION


                                        BY: /s/ Ronald A. Hirsch
                                            ------------------------------------
                                        Name: Ronald A. Hirsch
                                              Chief Executive Officer

                                        THE EXECUTIVE:


                                        BY: /s/ Erland Anderson
                                            ------------------------------------
                                        Name: Erland Anderson

                                    EXHIBIT A
                        TO EXECUTIVE EMPLOYMENT AGREEMENT

                 CONFIDENTIALITY AND NONSOLICIT ATION AGREEMENT

As a condition of my becoming employed (or my employment being continued) by NORD RESOURCES CORPORATION, a Delaware corporation ("Nord" and, together with any of its current or future parent companies, subsidiaries, affiliates, successors or assigns, the "Company"), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by the Company, I agree to the following:

1.   Confidential Information.

     (a) Company Information. I acknowledge that, during the course of my employment, I will have access to information about the Company and that my employment with the Company shall bring me into close contact with confidential and proprietary information of the Company. In recognition of the foregoing, I agree, at all times during the term of my employment with the Company and thereafter, to hold in confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm, corporation or other entity without written authorization of the Company, any Confidential Information of the Company which I obtain or create. I further agree not to make copies of such Confidential Information except as authorized by the Company. I understand that "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, suppliers, customer lists and customers (including, but not limited to, customers of the Company on whom I call or with whom I become acquainted during the term of my employment), prices and costs, markets, software, developments, inventions, protocols, interfaces, laboratory notebooks, processes, formulas, technology, designs, drawings, engineering materials, hardware configuration information, marketing data, licenses, finances, budgets or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment or created by me during the period of my employment (the "Employment Period"). I understand that Confidential Information includes, but is not limited to, information pertaining to any aspect of the Company's business which is information not known by actual or potential competitors of the Company and/or is confidential or proprietary information of the Company or its customers or suppliers, whether of a technical nature or otherwise. Notwithstanding the foregoing, Confidential Information shall not include (i) any of the foregoing items which have become publicly and widely known through no wrongful act of mine or persons under my direct or indirect control, or of others who were or are under confidentiality obligations as to the item or items involved; or (ii) any information that I am required to disclose to, or by, any governmental or judicial authority; provided, however, that I give the Company prompt written notice thereof. so that the Company may seek an appropriate protective order and/or waive in writing compliance with the confidentiality provisions of this Agreement.

     (b) Former Employer Information. I represent that my performance of all terms of this Agreement as an employee of the Company has not breached and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or trust prior or subsequent to the commencement of my employment with the Company, and I will not disclose to the Company, or induce the Company to use, any inventions, confidential or proprietary information or material I may have obtained in connection with employment with any prior employer in violation of law or of any confidentiality agreement, nondisclosure agreement or similar agreement with such prior employer.

     (c) Third Party Information. I recognize that the Company has received and in the future will receive confidential or proprietary information from third parties subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement(s) with such third party(ies).

2. Returning Company Documents. I agree that, at the time of termination of my employment with the Company for any reason, I will deliver to COHQ (and will not keep in my possession, recreate or deliver to anyone else) any and all Confidential Information and all other documents, materials, information or property developed by me pursuant to my employment or otherwise belonging to the Company, its successors or assigns. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.

3. Disclosure of Agreement. As long as it remains in effect, I will disclose the existence of this Agreement to any prospective employer, partner, co-venturer, investor or lender prior to entering into an employment, partnership or other business relationship with such person or entity.

4. Solicitation of Employees and Clients. During the Employment Period and for a period of twenty-four (24) months after the date of the termination of my employment for any reason (the "Restricted Period"), I shall not, without the prior written consent of the Company, directly or indirectly, either individually or on behalf of or through any other person, business, enterprise or entity (other than the Company), (a) solicit or induce, or in any manner attempt to solicit or induce, any person employed by, an agent of, or a service provider to, the Company to terminate such person's employment, agency or service, as the case may be, with the Company; or (b) divert, or attempt to divert, any person, concern, or entity from doing business with the Company, or attempt to induce any such person, concern or entity to cease being a customer. or supplier of the Company (persons, concerns and entities doing business with the Company referred to collectively herein as "Clients").

5. Reasonableness of Restrictions. I acknowledge and recognize the highly competitive nature of the Company's business, that access to Confidential Information renders me special and unique within the Company's industries, and that I will have the opportunity to develop substantial relationships with existing and prospective customers, clients, suppliers, consultants and contractors, investors and strategic partners of the Company during the course of and as a result of my employment with the Company. I also acknowledge that the business of the Company is or may be conducted throughout United States and that its Clients are or may be located throughout United States and that a business competitive with the Company may be, carried on anywhere within the United States. In light of the foregoing, I recognize and acknowledge that the restrictions and limitations set forth in this Agreement are reasonable and valid in geographical and temporal scope and in all other respects, and are essential to protect the value of the Company's business and assets. I further acknowledge that the restrictions and limitations set forth in this Agreement will not materially interfere with my ability to earn a living following the termination of my employment with the Company and that my ability to earn a livelihood without violating such restrictions is a material condition to my employment with the Company.

6. Independence: Severability: Blue Pencil. Each of the rights enumerated in this Agreement shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to the Company at law or in equity. If any of the provisions of this Agreement or any part of any of them is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of this Agreement, which shall be given full effect without regard to the invalid portions. If any of the covenants contained herein are held to be invalid or unenforceable because of the duration of such provisions or the area or scope covered thereby, I agree that the court making such determination shall have the power to reduce the duration, scope and/or area of such provision to the maximum and/or broadest duration, scope and/or area permissible by law and in its reduced form said provision shall then be enforceable.

7. Injunctive Relief. I expressly acknowledge that any breach or threatened breach of any of the terms and/or conditions set forth in this Agreement may result in substantial, continuing and irreparable injury to the Company. Therefore, I hereby agree that, in addition to any other remedy that may be available to the Company, the Company shall be entitled to injunctive relief, specific performance or other equitable relief by a court of appropriate jurisdiction in the event of any breach of threatened breach of the terms of this Agreement without the necessity of proving irreparable harm or injury as a result of such breach or threatened breach. Notwithstanding any other provision to the contrary, I acknowledge and agree that the Restricted Period shall be tolled during any period of violation of any of the covenants in Sections 1 or 4 hereof, and during any other period required for litigation during which the Company seeks to enforce such covenants against me if it is ultimately determined that I was in breach of such covenants. I further hereby waive any requirement that the Company post a bond or deposit in conjunction with bringing any such proceeding.

8. General Provisions.

     (a) Governing Law: Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to the performance and enforcement of contracts made within such state, without giving effect to the law of conflicts of laws applied thereby. In the event that any dispute shall occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Agreement, the parties hereby agree to accept the exclusive jurisdiction of the Courts of the State of California sitting in and for the County of Orange. In the event either party shall be forced to bring any legal action to protect or defend its rights hereunder, then the prevailing party in such proceeding shall be entitled to reimbursement from the non-prevailing party of all fees, costs and other expenses (including, without limitation, the reasonable expenses of its attorneys) in bringing or defending against such action.

     (b) Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, obligations, rights or compensation will not affect the validity or scope of this Agreement.

     (c) No Right of Continued Employment. I acknowledge and agree that nothing contained herein shall be construed as granting me any right to continued employment by the Company, and the right of the Company terminate my employment at any time and for any reason, with or without cause, is specifically reserved.

     (d) Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

     (e) Survival. The provisions of this Agreement shall survive the termination of my relationship with the Company and/or the assignment of this Agreement by the Company to any successor in interest or other assignee.

IN WITNESS WHEREOF, I, Erland Anderson, have executed this Confidentiality and Non-solicitation Agreement effective as of the date and year set forth below:

Date: As of January 2, 2004


                                        By: /s/ Erland Anderson
                                            ------------------------------------
                                            Erland Anderson